Exhibit 99.1

Contacts:

Fiona Abolade

VCampus	Corporation
(703)	654-7221

fabolade@vcampus.com

Jody Miller

Prosoft Learning Corporation

(602) 794-4121

jmiller@prosoftlearning.com

VCampus Enters Into a Definitive Agreement to

Acquire Prosoft Learning Corporation

VCampus Expects Its Total Revenues to More Than Double After the Acquisition

Reston, Virginia – April 12, 2006 – VCampus Corporation (NASDAQ: VCMP) announced today that it has entered into a definitive agreement with Prosoft Learning Corporation (POSO.OB) to acquire 100 percent equity ownership of Prosoft. The acquisition will enable VCampus to add the market-leading CIW (Certified Internet Web Professional) certification to its Select Partner Program, as well as offer the CTP (Convergence Technologies Professional) credential, which Prosoft manages for the Telecommunications Industry Association (TIA). Based on Prosoft’s fiscal 2005 revenues, the acquisition will more than double the total revenues of VCampus, as well as more than double its certification-related revenues.

With more than 84,000 certificates issued, the CIW program is one of the world’s leading vendor-neutral Internet skills certifications. The CIW certification program has been endorsed by Departments of Education and/or Departments of Workforce Development in 12 U.S. states, as well as by a growing number of governments, trade associations and schools around the world. VCampus believes there is significant potential for additional growth in both domestic and international markets given the growing trend of Internet skills being taught in secondary and post-secondary classrooms. The CTP certification is a fast-growing certification for professionals working with

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convergence technologies such as Voice over Internet Protocol (VoIP). The CTP Advisory Council consists of industry heavyweights such as Cisco, IBM and Toshiba.

In need of balance sheet restructuring to address its November 2005 default on its debt obligations, Prosoft has been evaluating its strategic alternatives for several months. Pursuant to the terms of the definitive agreement entered into yesterday between Prosoft and VCampus, Prosoft will seek confirmation of a formal plan of reorganization in the United States Bankruptcy Court for the District of Arizona. This plan of reorganization provides for the cancellation of all of Prosoft’s existing common stock, options, warrants and equity rights, with no consideration available to such equity holders, and the purchase by VCampus of all of the new equity in the reorganized company. VCampus intends to continue substantially all of Prosoft’s current operations and retain virtually all Prosoft employees. The closing of the acquisition pursuant to the definitive agreement is subject to customary conditions, including the approval of the reorganization plan by the Court.

Under the terms of the definitive agreement, VCampus will pay approximately $2.3 million to acquire all of the newly issued capital stock of reorganized Prosoft. VCampus will also be assuming certain liabilities and obligations of Prosoft, including essential trade payables, as part of the reorganization. The purchase price is subject to a working capital adjustment at closing.

“Prosoft adds significant depth to our portfolio of certification tracks in a growing market for providing career entry-level professional credentials in Internet-related technology for millions of high school graduates worldwide. Prosoft’s well-established reputation as a provider of one of the world’s leading vendor-neutral IT certifications, combined with a solid sales organization in Europe, Asia and North America, will help VCampus to establish its leadership in this emerging market and pursue its rapid growth plans. Most importantly, Prosoft brings a talented and experienced group of professionals to the VCampus team to help us grow faster than VCampus can by itself. There is a very good strategic fit with our Select Partner Program. The acquisition also creates a critical mass of revenues to better support the

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overhead associated with operating as a public company,” said Nat Kannan, chairman and CEO of VCampus.

Benjamin Fink, CEO of Prosoft Learning Corporation, said, “Given our previously disclosed default on our debt obligations, our options were limited in the type of transactions available to us. Our execution of the definitive agreement with VCampus represents the culmination of more than nine months of searching for the best available exit strategy for Prosoft and its constituents. The true beneficiaries of this transaction are Prosoft’s customers and partners, as they will be served by a stronger, larger and better-capitalized company. We are confident that we will be able to continue to maintain normal company operations through the completion of this process, and preserve the interests of our customers, employees and suppliers.” The parties expect to complete the acquisition before the end of the second calendar quarter of this year.

Conference Call and Webcast

Nat Kannan, chairman and CEO, and Christopher Nelson, CFO, of VCampus will hold a conference call to discuss the acquisition, as well as recently released financial results. The call is scheduled for 4:30 pm EDT on Wednesday, April 12, 2006. Interested parties may participate by dialing (800) 638-5439. International callers may dial (617) 614-3945. Please enter the passcode 67239586.

This call will also be offered via Webcast by Thomson/CCBN and can be accessed at the VCampus Web site at www.vcampus.com. The Webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the call will be available via telephone from approximately 6:30 pm EDT on April 12, 2006, until 6:30 pm. EDT on April 19, 2006. To listen to the replay, participants in the United States and Canada should dial (888) 286-8010, and international participants should dial (617) 801-6888. The conference ID for the replay is 87335161.

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About VCampus

VCampus Corporation (NASDAQ: VCMP), a provider of end-to-end e-learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content. Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs. The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With more than a decade of e-learning experience, VCampus has delivered more than 3 million courses to more than 1 million desktops/users in professional credentialing and certification organizations, associations, non-profits, corporations, government agencies and higher education institutions. VCampus distributes a courseware library of more than 3,800 Web-based courses. VCampus Corporation is headquartered in Reston, Virginia. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” and “Select Partner” are registered trademarks of VCampus Corporation.

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “should,” “will” and “would,” and other forms of these words or similar words, are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) uncertainties regarding ability to achieve growth organically or otherwise and to consummate and integrate any acquisitions, including Prosoft; (5) growing competition; and (6) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2005, and other SEC filings.

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About Prosoft Learning Corporation

Prosoft Learning Corporation offers content and certifications to enable individuals to develop and validate critical Information and Communications Technology (ICT) workforce skills. Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. To learn more, visit www.ProsoftLearning.com, www.ComputerPREP.com, www.CIWcertified.com and www.CTPcertified.com.

Except for historical information contained herein, the matters discussed in this press release are statements of a forward-looking nature that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, without limitation, the inability of the Company to return any funds to current equity holders in exchange for cancellation of the equity interests under the proposed plan of reorganization; doubts about the Company’s ability to operate as a going concern; the ability of the Company to sustain operations after seeking bankruptcy protection; the Company’s ability to obtain waivers under its senior note obligations and the terms of such waivers; the Company’s dependence on the timely development, introduction and acceptance of courses, proprietary certifications and other products; the market for technology training; the acceptance of ICT certifications in general; the continued and improved penetration of the academic, learning center and corporate markets; the successful implementation of strategic relationships; the effect of changing economic conditions; and the other risks and uncertainties outlined in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. The Company undertakes no obligation to update this forward-looking information.

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